UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

August 7, 2006

(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12338	63-1097283
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 River Run Drive Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

(205) 970-7000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

As previously disclosed, an involuntary petition under Chapter 7 of the United States Bankruptcy Code (the "Bankruptcy Code"), styled In re: Vesta Insurance Group, Inc., Case No. 06-02517-TBB7, United States Bankruptcy Court -- Northern District of Alabama (the "Chapter 7 Petition"), was filed on July 18, 2006. On August 7, 2006, Vesta Insurance Group, Inc. ("Vesta") filed a request with the United States Bankruptcy Court for the Northern District of Alabama (the "Bankruptcy Court") to convert the Chapter 7 Petition to a voluntary Chapter 11 petition. This request was granted by the Bankruptcy Court in an order issued on August 8, 2006. Vesta remains in possession of its assets and properties and continues to operate its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On August 7, 2006, J. Gordon Gaines, Inc. ("JGG"), the management company subsidiary of Vesta, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, styled In re: J. Gordon Gaines, Inc., Case No. 06-02808-TBB11. JGG remains in possession of its assets and properties and continues to operate its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of August 7, 2006.

VESTA INSURANCE GROUP, INC.

By:	/s/ Donald W. Thornton
Its:	Senior Vice President --
General Counsel and Secretary